Exhibit 99.1

Mammoth Energy Services, Inc. Announces
First Quarter 2024 Operational and Financial Results

OKLAHOMA CITY - May 2, 2024 - Mammoth Energy Services, Inc. (“Mammoth” or the “Company”) (NASDAQ: TUSK) today reported financial and operational results for the first quarter ended March 31, 2024.

Financial Overview for the First Quarter 2024:

Total revenue was $43.2 million for the first quarter of 2024 compared to $116.3 million for the same quarter of 2023 and $52.8 million for the fourth quarter of 2023.

Net loss for the first quarter of 2024 was $11.8 million, or $0.25 loss per diluted share, compared to net income of $8.4 million, or $0.17 per diluted share, for the same quarter of 2023 and net loss of $6.0 million, or $0.12 loss per diluted share, for the fourth quarter of 2023.

Adjusted EBITDA (as defined and reconciled below) was $4.5 million for the first quarter of 2024, compared to $30.7 million for the same quarter of 2023 and $10.5 million for the fourth quarter of 2023.

Arty Straehla, Chief Executive Officer of Mammoth commented, “Our results were challenged in the first quarter as activity softness persisted into the first few months of 2024, especially in the natural gas basins in which we operate, which negatively impacted our Well Completion Services division and other oilfield services. This softness resulted primarily from lower energy prices, particularly natural gas, that have caused operators to delay completions activity until later in the year, reducing demand for our services. The first quarter also experienced milder weather than historical trends would have indicated, and this resulted in less storm-related work for our Infrastructure Services business. We continue to prudently assess and manage our costs to more accurately reflect the activity levels of our customers, and as a result, we are proactively lowering our 2024 capex guidance to $9 million, representing a $6 million decrease from our prior guidance.

“As we look ahead to the remainder of 2024, we believe that our first quarter results will serve as the low-water mark for the year. We have improved visibility and expect that we will benefit from increased activity levels later this year. We enter the second quarter with an undrawn revolver and cash on the balance sheet, and we believe Mammoth is well positioned to capitalize on near-term opportunities in the market as well as the increased demand that we anticipate in the second half of the year.

“So far this year, PREPA paid an aggregate of $64 million with respect to our accounts receivable, of which we retained $9.6 million and the remaining $54.4 million was paid to SPCP Group to satisfy, in full, Mammoth’s and Cobra’s obligations under the previously reported financing arrangement with SPCP Group. These payments enhanced our liquidity position and strengthened the Company. However, the amounts paid to date only represent a portion of the outstanding PREPA receivable. Mammoth, through Cobra, is still owed approximately $349 million in principal and associated interest for work that was completed over five years ago.” concluded Straehla.

Well Completion Services
Mammoth’s well completion services division contributed revenue (inclusive of inter-segment revenue) of $8.3 million on 380 stages for the first quarter of 2024, compared to $67.3 million on 2,018 stages for the same quarter of 2023 and $16.1 million on 669 stages for the fourth quarter of 2023. On average, 0.6 of the Company’s fleets were active for the first quarter of 2024 compared to an average utilization of 3.6 fleets during the same quarter of 2023 and 0.9 fleets during the fourth quarter of 2023.

Infrastructure Services
Mammoth’s infrastructure services division contributed revenue of $25.0 million for the first quarter of 2024 compared to $28.3 million for the same quarter of 2023 and $27.2 million for the fourth quarter of 2023. Average crew count was 75 crews during the first quarter of 2024 compared to 88 crews during the same quarter of 2023 and 78 crews during the fourth quarter of 2024.

Natural Sand Proppant Services
Mammoth’s natural sand proppant services division contributed revenue (inclusive of inter-segment revenue) of $4.3 million for the first quarter of 2024 compared to $12.5 million for the same quarter of 2023 and $4.5 million for the fourth quarter of 2023. In the first quarter of 2024, the Company sold approximately 146,000 tons of sand at an average sales price of $24.38 per ton compared to sales of approximately 391,000 tons of sand at an average sales price of $31.02 per ton during the same quarter of 2023. In the fourth quarter of 2023, sales were approximately 104,000 tons of sand at an average price of $23.62 per ton. Additionally, during the fourth quarter of 2023, the Company recognized shortfall revenue of approximately $2.0 million.

Drilling Services
Mammoth’s drilling services division contributed revenue (inclusive of inter-segment revenue) of $0.5 million for the first quarter of 2024 compared to $1.4 million for the same quarter of 2023 and $0.6 million for the fourth quarter of 2023. The decrease in drilling services revenue is primarily attributable to decreased utilization for our directional drilling business.

Other Services
Mammoth’s other services, including aviation, equipment rentals, remote accommodations and equipment manufacturing, contributed revenue (inclusive of inter-segment revenue) of $6.2 million for the first quarter of 2024 compared to $7.5 million for the same quarter of 2023 and $4.9 million for the fourth quarter of 2023.

Selling, General and Administrative Expenses
Selling, general and administrative (“SG&A”) expenses were $8.8 million for the first quarter of 2024 compared to $8.4 million for the same quarter of 2023 and $8.3 million for the fourth quarter of 2023.

Following is a breakout of SG&A expense (in thousands):

	Three Months Ended
	March 31,		December 31,
	2024	2023	2023
Cash expenses:
Compensation and benefits	$4,104	$4,277	$3,898
Professional services	2,457	1,929	2,559
Other(a)	1,773	1,911	1,808
Total cash SG&A expense	8,334	8,117	8,265
Non-cash expenses:
Change in provision for expected credit losses	229	(381)	(177)
Stock based compensation	219	647	219
Total non-cash SG&A expense	448	266	42
Total SG&A expense	$8,782	$8,383	$8,307
a.    Includes travel-related costs, information technology expenses, rent, utilities and other general and administrative-related costs.

SG&A expenses, as a percentage of total revenue, were 20% for the first quarter of 2024 compared to 7% for the same quarter of 2023 and 16% for the fourth quarter of 2023.

Interest Expense and Financing Charges, net
Interest expense and financing charges, net were $8.1 million for the first quarter of 2024 compared to $3.3 million for the same quarter of 2023 and $6.8 million for the fourth quarter of 2024. The Company recognized a financing charge totaling $5.5 million during the three months ended March 31, 2024 related to the termination of the Assignment Agreement with SPCP Group LLC.

Liquidity
As of March 31, 2024, Mammoth had cash on hand of $22.0 million. As of March 31, 2024, the Company’s revolving credit facility was undrawn, the borrowing base was $27.3 million and there was $21.0 million of available borrowing capacity under the revolving credit facility, after giving effect to $6.3 million of outstanding letters of credit. As of March 31, 2024, Mammoth had total liquidity of $43.0 million.
As of April 30, 2024, Mammoth had cash on hand of $15.5 million, no outstanding borrowings under its revolving credit facility, and a borrowing base of $19.9 million. As of April 30, 2024, the Company had $13.6 million of available borrowing capacity under its revolving credit facility and total liquidity of $29.1 million.

Capital Expenditures
The following table summarizes Mammoth’s capital expenditures by operating division for the periods indicated (in thousands):

	Three Months Ended
	March 31,		December 31,
	2024	2023	2023
Well completion services(a)	$2,663	$5,772	$3,170
Infrastructure services(b)	683	203	373
Natural sand proppant services(c)	—	—	223
Drilling services(c)	—	—	13
Other(d)	146	—	229
Eliminations	659	61	124
Total capital expenditures	$4,151	$6,036	$4,132
a.     Capital expenditures primarily for upgrades and maintenance to our pressure pumping fleet for the periods presented.
b.    Capital expenditures primarily for truck, tooling and equipment purchases for the periods presented.

c.     Capital expenditures primarily for maintenance for the periods presented.
d.    Capital expenditures primarily for equipment for the Company’s rental businesses for the periods presented.

Conference Call Information
Mammoth will host a conference call on Thursday, May 2, 2024 at 9:00 a.m. Central time (10:00 a.m. Eastern time) to discuss its first quarter financial and operational results. The telephone number to access the conference call is 1-201-389-0872. The conference call will also be webcast live on https://ir.mammothenergy.com/events-presentations. Please submit any questions for management prior to the call via email to TUSK@dennardlascar.com.

About Mammoth Energy Services, Inc.
Mammoth is an integrated, growth-oriented energy services company focused on the providing products and services to enable the exploration and development of North American onshore unconventional oil and natural gas reserves as well as the construction and repair of the electric grid for private utilities, public investor-owned utilities and co-operative utilities through its infrastructure services businesses. Mammoth’s suite of services and products include: well completion services, infrastructure services, natural sand and proppant services, drilling services and other energy services. For more information, please visit www.mammothenergy.com.

Contacts:
Mark Layton, CFO
Mammoth Energy Services, Inc
investors@mammothenergy.com

Rick Black / Ken Dennard
Dennard Lascar Investor Relations
TUSK@dennardlascar.com

Forward-Looking Statements and Cautionary Statements
This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that Mammoth expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company’s business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, plans for stock repurchases under its stock repurchase program, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for the Company’s existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on Mammoth, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, the Company’s forward-looking statements are subject to significant risks and uncertainties, including those described in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings it makes with the SEC, including those relating to the Company’s acquisitions and contracts, many of which are beyond the Company’s control, which may cause actual results to differ materially from historical experience and present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: demand for our services; the volatility of oil and natural gas prices and actions by OPEC members and other exporting nations affecting commodities prices and production levels; the impact of the war in Ukraine and the Israel-Hamas war on the global energy and capital markets and global stability; performance of contracts and supply chain disruptions; inflationary pressures; high interest rates and their impact on the cost of capital; instability in the banking and financial services sectors; the outcome of ongoing government investigations and other legal proceedings, including those relating to the contracts awarded to the Company’s subsidiary Cobra by PREPA; the failure to receive or delays in receiving governmental authorizations, approvals and/or payments, including payments with respect to the PREPA account receivable for prior services to PREPA performed by Cobra; the Company’s inability to replace the prior levels of work in its business segments, including its infrastructure and well completion services segments; risks relating to economic conditions, including concerns over a potential economic slowdown or recession; impacts of the recent federal infrastructure bill on the infrastructure industry and our infrastructure services business; the loss of or interruption in operations of one or more of Mammoth’s significant suppliers or customers; the loss of management and/or crews; the outcome or settlement of our litigation matters and the effect on our financial condition and results of operations; the effects of government regulation, permitting and other legal requirements; operating risks; the adequacy of capital resources and liquidity; Mammoth's ability to comply with the applicable financial covenants and other terms and conditions under Mammoth's revolving credit facility and term loan; weather; natural disasters; litigation; volatility in commodity markets; competition in the oil and natural gas and infrastructure industries; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	March 31,	December 31,
	2024	2023
CURRENT ASSETS	(in thousands)
Cash and cash equivalents	$22,021	$16,556
Restricted cash	—	7,742
Accounts receivable, net	389,520	447,202
Inventories	12,821	12,653
Prepaid expenses	8,982	12,181
Other current assets	554	591
Total current assets	433,898	496,925

Property, plant and equipment, net	109,232	113,905
Sand reserves	58,530	58,528
Operating lease right-of-use assets	7,990	9,551
Goodwill	9,214	9,214
Deferred income tax asset	1,204	1,844
Other non-current assets	8,002	8,512
Total assets	$628,070	$698,479
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$21,506	$27,508
Accrued expenses and other current liabilities	34,117	86,713
Accrued expenses and other current liabilities - related parties	—	1,241
Current operating lease liability	5,212	5,771
Income taxes payable	62,482	61,320
Total current liabilities	123,317	182,553

Long-term debt from related parties	45,630	42,809
Deferred income tax liabilities	597	628
Long-term operating lease liability	2,617	3,534
Asset retirement obligation	4,162	4,140
Other long-term liabilities	3,483	4,715
Total liabilities	179,806	238,379

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 48,008,319 and 47,941,652 issued and outstanding at March 31, 2024 and December 31, 2023	480	479
Additional paid in capital	539,776	539,558
Accumulated deficit	(88,128)	(76,317)
Accumulated other comprehensive loss	(3,864)	(3,620)
Total equity	448,264	460,100
Total liabilities and equity	$628,070	$698,479

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

	Three Months Ended
	March 31,		December 31,
	2024	2023	2023
	(in thousands, except per share amounts)
REVENUE
Services revenue	$38,814	$103,637	$48,087
Services revenue - related parties	68	220	139
Product revenue	4,307	12,463	4,556
Total revenue	43,189	116,320	52,782

COST AND EXPENSES
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $5,874, $11,762, and $6,931, respectively, for the three months ended March 31, 2024, March 31, 2023 and December 31, 2023)	34,483	80,977	40,972
Services cost of revenue - related parties	118	31	114
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $1,146, $1,186, and $1,339, respectively, for the three months ended March 31, 2024, March 31, 2023 and December 31, 2023)	5,983	7,985	4,692
Selling, general and administrative	8,782	8,383	8,307
Depreciation, depletion, amortization and accretion	7,021	12,956	8,271
Gains on disposal of assets, net	(1,166)	(361)	(2,757)
Total cost and expenses	55,221	109,971	59,599
Operating (loss) income	(12,032)	6,349	(6,817)

OTHER INCOME (EXPENSE)
Interest expense and financing charges, net	(6,637)	(3,289)	(5,570)
Interest expense and financing charges, net - related parties	(1,500)	—	(1,241)
Other income, net	10,143	8,624	10,964
Total other income	2,006	5,335	4,153
(Loss) income before income taxes	(10,026)	11,684	(2,664)
Provision for income taxes	1,785	3,333	3,291
Net (loss) income	$(11,811)	$8,351	$(5,955)

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation adjustment	(244)	3	266
Comprehensive (loss) income	$(12,055)	$8,354	$(5,689)

Net (loss) income per share (basic)	$(0.25)	$0.18	$(0.12)
Net (loss) income per share (diluted)	$(0.25)	$0.17	$(0.12)
Weighted average number of shares outstanding (basic)	47,964	47,443	47,942
Weighted average number of shares outstanding (diluted)	47,964	48,002	47,942

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2024	2023
	(in thousands)
Cash flows from operating activities:
Net (loss) income	$(11,811)	$8,351
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Stock based compensation	219	647
Depreciation, depletion, accretion and amortization	7,021	12,956
Amortization of debt origination costs	372	188
Change in provision for expected credit losses	229	(381)
Gains on disposal of assets	(1,166)	(361)
Deferred income taxes	609	(27)
Other	111	174
Changes in assets and liabilities:
Accounts receivable, net	56,623	(18,534)
Inventories	(168)	(1,347)
Prepaid expenses and other assets	3,236	3,203
Accounts payable	(5,152)	8,602
Accrued expenses and other liabilities	(5,441)	(13,262)
Accrued expenses and other liabilities - related parties	1,500	—
Income taxes payable	1,167	3,031
Net cash provided by operating activities	47,349	3,240

Cash flows from investing activities:
Purchases of property and equipment	(4,151)	(6,036)
Proceeds from disposal of property and equipment	3,049	330
Net cash used in investing activities	(1,102)	(5,706)

Cash flows from financing activities:
Borrowings on long-term debt	—	66,700
Repayments of long-term debt	—	(65,606)
Payments on financing transaction	(46,837)	—
Payments on sale-leaseback transaction	(1,112)	(1,214)
Principal payments on financing leases and equipment financing notes	(503)	(2,044)
Debt issuance costs	(37)	—
Other	—	(919)
Net cash used in financing activities	(48,489)	(3,083)
Effect of foreign exchange rate on cash	(35)	(6)
Net change in cash, cash equivalents and restricted cash	(2,277)	(5,555)
Cash, cash equivalents and restricted cash at beginning of period	24,298	17,282
Cash, cash equivalents and restricted cash at end of period	$22,021	$11,727

Supplemental disclosure of cash flow information:
Cash paid for interest	$741	$3,108
Cash paid for income taxes, net of refunds received	$8	$(26)
Supplemental disclosure of non-cash transactions:
Interest paid in kind	$2,741	$—
Purchases of property and equipment included in accounts payable	$2,500	$5,917
Right-of-use assets obtained for financing lease liabilities	$106	$—

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Three Months Ended March 31, 2024	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$8,159	$25,038	$4,307	$511	$5,174	$—	$43,189
Intersegment revenues	114	—	—	—	1,005	(1,119)	—
Total revenue	8,273	25,038	4,307	511	6,179	(1,119)	43,189
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	8,338	21,533	5,840	1,050	3,823	—	40,584
Intersegment cost of revenues	218	25	—	2	874	(1,119)	—
Total cost of revenue	8,556	21,558	5,840	1,052	4,697	(1,119)	40,584
Selling, general and administrative	1,073	5,617	1,031	212	849	—	8,782
Depreciation, depletion, amortization and accretion	3,264	718	1,146	874	1,019	—	7,021
Losses (gains) on disposal of assets, net	250	(483)	—	2	(935)	—	(1,166)
Operating (loss) income	(4,870)	(2,372)	(3,710)	(1,629)	549	—	(12,032)
Interest expense and financing charges, net	569	7,099	142	128	199	—	8,137
Other (income) expense, net	—	(10,258)	(1)	—	116	—	(10,143)
(Loss) income before income taxes	$(5,439)	$787	$(3,851)	$(1,757)	$234	$—	$(10,026)

Three Months Ended March 31, 2023	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$67,179	$28,280	$12,442	$1,355	$7,064	$—	$116,320
Intersegment revenues	121	—	25	—	450	(596)	—
Total revenue	67,300	28,280	12,467	1,355	7,514	(596)	116,320
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	52,037	22,476	7,860	1,466	5,154	—	88,993
Intersegment cost of revenues	478	11	—	14	93	(596)	—
Total cost of revenue	52,515	22,487	7,860	1,480	5,247	(596)	88,993
Selling, general and administrative	2,492	4,211	503	146	1,031	—	8,383
Depreciation, depletion, amortization and accretion	4,817	3,374	1,187	1,229	2,349	—	12,956
Gains on disposal of assets, net	—	(127)	(16)	—	(218)	—	(361)
Operating income (loss)	7,476	(1,665)	2,933	(1,500)	(895)	—	6,349
Interest expense and financing charges, net	929	1,845	156	126	233	—	3,289
Other (income) expense, net	—	(8,808)	(2)	—	186	—	(8,624)
Income (loss) before income taxes	$6,547	$5,298	$2,779	$(1,626)	$(1,314)	$—	$11,684

Three Months Ended December 31, 2023	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$15,962	$27,229	$4,464	$625	$4,502	$—	$52,782
Intersegment revenues	116	—	—	—	360	(476)	—
Total revenue	16,078	27,229	4,464	625	4,862	(476)	52,782
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	14,248	22,668	4,419	1,059	3,384	—	45,778
Intersegment cost of revenues	216	119	—	—	141	(476)	—
Total cost of revenue	14,464	22,787	4,419	1,059	3,525	(476)	45,778
Selling, general and administrative	1,365	4,987	973	193	789	—	8,307
Depreciation, depletion, amortization and accretion	3,506	1,023	1,339	1,017	1,386	—	8,271
(Gains) losses on disposal of assets, net	(75)	(71)	3	(1,577)	(1,037)	—	(2,757)
Operating (loss) income	(3,182)	(1,497)	(2,270)	(67)	199	—	(6,817)
Interest expense and financing charges, net	1,975	4,394	119	113	210	—	6,811
Other expense (income), net	1	(10,539)	(5)	(33)	(388)	—	(10,964)
(Loss) income before income taxes	$(5,158)	$4,648	$(2,384)	$(147)	$377	$—	$(2,664)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. Mammoth defines Adjusted EBITDA as net (loss) income before depreciation, depletion, amortization and accretion expense, gains on disposal of assets, net, stock based compensation, interest expense and financing charges, net, other (income) expense, net (which is comprised of interest on trade accounts receivable and certain legal expenses) and provision (benefit) for income taxes, further adjusted to add back interest on trade accounts receivable. The Company excludes the items listed above from net (loss) income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the energy service industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net (loss) income or cash flows from operating activities as determined in accordance with GAAP or as an indicator of Mammoth’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Mammoth’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net (loss) income on a consolidated basis and for each of the Company’s segments (in thousands):

Consolidated

	Three Months Ended
	March 31,		December 31,
Reconciliation of net (loss) income to Adjusted EBITDA:	2024	2023	2023
Net (loss) income	$(11,811)	$8,351	$(5,955)
Depreciation, depletion, amortization and accretion expense	7,021	12,956	8,271
Gains on disposal of assets, net	(1,166)	(361)	(2,757)
Stock based compensation	219	647	219
Interest expense and financing charges, net	8,137	3,289	6,811
Other income, net	(10,143)	(8,624)	(10,964)
Provision for income taxes	1,785	3,333	3,291
Interest on trade accounts receivable	10,485	11,112	11,543
Adjusted EBITDA	$4,527	$30,703	$10,459

Well Completion Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of net (loss) income to Adjusted EBITDA:	2024	2023	2023
Net (loss) income	$(5,439)	$6,547	$(5,158)
Depreciation and amortization expense	3,264	4,817	3,506
Losses (gains) on disposal of assets, net	250	—	(75)
Stock based compensation	44	291	57
Interest expense and financing charges, net	569	929	1,975
Other expense, net	—	—	1
Adjusted EBITDA	$(1,312)	$12,584	$306

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Infrastructure Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of net (loss) income to Adjusted EBITDA:	2024	2023	2023
Net (loss) income	$(405)	$2,452	$1,844
Depreciation and amortization expense	718	3,374	1,023
Gains on disposal of assets, net	(483)	(127)	(71)
Stock based compensation	117	230	103
Interest expense and financing charges, net	7,099	1,845	4,394
Other income, net	(10,258)	(8,808)	(10,539)
Provision for income taxes	1,192	2,847	2,804
Interest on trade accounts receivable	10,485	11,112	11,543
Adjusted EBITDA	$8,465	$12,925	$11,101

Natural Sand Proppant Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of net (loss) income to Adjusted EBITDA:	2024	2023	2023
Net (loss) income	$(3,851)	$2,779	$(2,384)
Depreciation, depletion, amortization and accretion expense	1,146	1,187	1,339
(Gains) losses on disposal of assets, net	—	(16)	3
Stock based compensation	38	77	38
Interest expense and financing charges, net	142	156	119
Other income, net	(1)	(2)	(5)
Adjusted EBITDA	$(2,526)	$4,181	$(890)

Drilling Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of net loss to Adjusted EBITDA:	2024	2023	2023
Net loss	$(1,757)	$(1,626)	$(147)
Depreciation expense	874	1,229	1,017
Losses (gains) on disposal of assets, net	2	—	(1,577)
Stock based compensation	5	8	5
Interest expense and financing charges, net	128	126	113
Other income, net	—	—	(33)
Adjusted EBITDA	$(748)	$(263)	$(622)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Other Services(a)

	Three Months Ended
	March 31,		December 31,
Reconciliation of net loss to Adjusted EBITDA:	2024	2023	2023
Net loss	$(359)	$(1,801)	$(110)
Depreciation, amortization and accretion expense	1,019	2,349	1,386
Gains on disposal of assets, net	(935)	(218)	(1,037)
Stock based compensation	15	41	16
Interest expense and financing charges, net	199	233	210
Other expense (income), net	116	186	(388)
Provision for income taxes	593	486	487
Adjusted EBITDA	$648	$1,276	$564
a.    Includes results for Mammoth’s aviation, equipment rentals, remote accommodations and equipment manufacturing and corporate related activities. The Company’s corporate related activities do not generate revenue.